EXHIBIT 5



                                                  August 10, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Cadapult Graphic Systems, Inc.
                           Registration Statement on Form S-8
                           1998 Incentive Plan

Dear Sirs:

         As counsel to Cadapult Graphic Systems, Inc., a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as
Exhibit 5 to the Company's Registration Statement on Form S-8 (the "Registration Statement"). Each term used herein that is defined in the Registration Statement and not otherwise defined herein, shall have the meaning specified in the Registration Statement.

         The Registration Statement covers 500,000 shares of the Registrant's Common Stock, par value $.001 per share, which are issuable under the Company's 1998 Incentive Plan upon the grant of Stock Awards and the exercise of Options.

         We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, and such other investigations as we have deemed necessary, we are of the opinion that the shares of Common Stock which are issuable under the Company's 1998 Incentive Plan upon the grant of Stock Awards and the exercise of Options, will be, when issued and earned or paid for in the manner contemplated by the 1998 Incentive Plan, legally and validly issued, fully paid and nonassessable.



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         We hereby  consent  to the  filing of this  opinion as Exhibit 5 to the
Registration Statement. The opinion expressed in this letter is rendered as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereinafter come to court decisions which may hereafter occur. We do not render any opinion with respect to any matters other than those expressly set forth above.


                                            Very truly yours,

                                            Fischbein Badillo Wagner Harding

                                            by /s/ Dan Brecher, Counsel

                                            Fischbein Badillo Wagner Harding